UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2015
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
600 Technology Park Drive
Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (978) 600-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Insulet Corporation (the “Company”) held its Annual Meeting of Stockholders on May 13, 2015. For more information on the following proposals, see the Company’s proxy statement dated April 2, 2015 (the “Proxy Statement”).

(a)
The stockholders elected each of the following two nominees to the Board of Directors as Class II Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Vote “For”	Vote “Withheld”	Broker Non-Votes
John A. Fallon, MD	49,925,239	347,051	2,515,351
Timothy J. Scannell	49,103,823	1,168,467	2,515,351
The terms in office of the Class I Directors (Sally Crawford, Regina Sommer and Joseph Zakrzewski) and the Class III Directors (Patrick J. Sullivan and Steven Sobieski) continued after the Annual Meeting.

(b)	The stockholders voted against, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
20,076,084	29,712,193	484,013	2,515,351

(c)
The stockholders approved an amendment and restatement of the Company's Second Amended and Restated 2007 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under such plan by 5,250,000 shares.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
34,361,398	15,454,299	456,593	2,515,351

(d)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
51,924,951	861,253	1,437	—
No other matters were submitted for stockholder action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 15, 2015	By:	/s/ Michael L. Levitz
Chief Financial Officer